UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2015

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2015, Palo Alto Networks, Inc. (the “Company”) entered into three lease agreements with Santa Clara Campus Property Owner I LLC (the “Landlord”) to lease office space (the “Leased Property”) located on land bordered by Tannery Way, Lakeside Drive, Scott Boulevard and Garrett Drive in Santa Clara, CA (the “Project Site”). The Leased Property will consist of (i) an approximately 310,000 rentable square foot building and an approximately 30,000 rentable square foot amenities building to be constructed on the Project Site (the “First Lease”), (ii) an approximately 290,000 rentable square foot building to be constructed on the Project Site (the “Second Lease”), and (iii) approximately 121,953 rentable square feet of space in an existing building located at 3325 Scott Boulevard, Santa Clara, CA (the “Third Lease,” and together with the First Lease and the Second Lease, the “Leases”).

The term of the First Lease and Second Lease are each approximately 132 months commencing approximately nine (9) months following substantial completion of the core and shell of the buildings. Under the First Lease and Second Lease, base rent will be free of charge for the first year, and thereafter will be approximately $3.02 per rentable square foot during the second year, with annual increases each year thereafter, as indicated in each respective lease. In addition, under the First Lease and Second Lease, the Landlord must construct the building cores and shells at the Landlord’s cost and expense and provide the Company with a tenant improvement allowance in the amount of up to $60.00 per rentable square foot of the premises for the construction of the initial improvements required by the Company. The First Lease and Second Lease contain a one-time option for the Company to lease an additional 300,000 rentable square foot building to be constructed by Landlord at Company’s election at the Project Site.

The term of the Third Lease is approximately 60 months and is expected to commence on May 1, 2016, with a base monthly rent of approximately $2.95 per rentable square foot during the first year with annual increases each year thereafter, as set forth in the Third Lease. The Third Lease is terminable by the Company during the first nine (9) months of the initial term of the First Lease and Second Lease and may be extended to be co-terminus with the First Lease and Second Lease.

The rights and obligations of the Company under the Leases are each conditioned upon the closing by the Landlord of an acquisition of certain real property located at 3535 Garret Drive on or prior to June 9, 2015.

The foregoing descriptions of the Leases do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Leases which the Company expects to file with the Company’s Annual Report on Form 10-K for the quarter and fiscal year ended July 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer

Date: June 1, 2015